UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 27, 2009

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51642 (Commission File Number)	20-1979646 (I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066 (Address of principal executive offices) (Zip Code)
831-438-2100 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 27, 2009, we notified The NASDAQ Stock Market that we do not comply with the audit committee composition requirements under Rule 5605(c)(2)(A) of the Nasdaq Listing Rules as a result of the resignation of C. Richard Neely, Jr. from our board of directors and from our audit committee. With this resignation, only two members of our audit committee remain. In addition, Mr. Neely had been designated by our board of directors as an “audit committee financial expert.”

We intend to regain compliance with the audit committee composition requirements prior to the expiration of the cure period provided pursuant to Rule 5605(c)(4)(B) of the Nasdaq Listing Rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIZA TECHNOLOGY, INC.

Date: May 1, 2009	By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor Executive Vice President and Chief Financial Officer